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                                   Exhibit 11
                                  (Page 1 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)


                                                            Three months                     Six months
                                                         ended December 31,               ended December 31,
                                                         1995          1994              1995          1994
                                                         ----          ----              ----          ----
COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:


  Income before extraordinary loss...........          $ 14,637     $ 11,842           $ 30,170     $ 26,916

  Extraordinary loss.........................             --          (4,493)             --          (4,493)
                                                     ----------     --------        -----------    ---------

  Net income.................................          $ 14,637      $ 7,349           $ 30,170     $ 22,423
                                                       ========      =======           ========     ========



  Average common shares outstanding
    during the period........................            22,199       22,021             22,178       22,016

  Average treasury shares held
    during the period........................            (1,376)        (801)            (1,325)        (500)

  Common shares issuable with
    respect to common equivalents
    for stock options........................               458          229                433          235
                                                         ------      -------            -------      -------

  Average common and common
    equivalent shares outstanding............            21,281       21,449             21,286       21,751
                                                         ======       ======             ======       ======



  Primary earnings per share:

    Income before extraordinary loss.........            $ 0.69       $ 0.55             $ 1.42       $ 1.24

    Extraordinary loss.......................              --          (0.21)              --          (0.21)
                                                       --------       ------           --------       ------

    Net income...............................            $ 0.69       $ 0.34             $ 1.42       $ 1.03
                                                         ======       ======             ======       ======


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                                   Exhibit 11
                                 (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)


                                                            Three months                     Six months
                                                         ended December 31,               ended December 31,
                                                         1995          1994              1995          1994
                                                         ----          ----              ----          ----

COMPONENTS OF FULLY DILUTED NET INCOME
 PER COMMON SHARE:


  Income before extraordinary loss...........          $ 14,637     $ 11,842           $ 30,170     $ 26,916

  Extraordinary loss.........................             --          (4,493)             --          (4,493)
                                                     ----------     --------        -----------    ---------

  Net income.................................          $ 14,637      $ 7,349           $ 30,170     $ 22,423
                                                       ========      =======           ========     ========



  Average common shares outstanding
    during the period........................            22,199       22,021             22,178       22,016

  Average treasury shares held
    during the period........................            (1,376)        (801)            (1,325)        (500)

  Common shares issuable with
    respect to common equivalents
    for stock options........................               491          268                490          267
                                                         ------      -------            -------      -------

  Average common and common
    equivalent shares outstanding............            21,314       21,488             21,343       21,783
                                                         ======       ======             ======       ======



  Fully diluted earnings per share:

    Income before extraordinary loss.........            $ 0.69       $ 0.55             $ 1.41       $ 1.24

    Extraordinary loss.......................              --          (0.21)              --          (0.21)
                                                       --------       ------           --------       ------

    Net income...............................            $ 0.69       $ 0.34             $ 1.41       $ 1.03
                                                         ======       ======             ======       ======


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